Exhibit 20.4

MONTHLY STATEMENT

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - July 2008

Capital One Master Trust (COMT)

Series		COMT 2001-6
Size		$1,300 MM
Expected Maturity (Class A)		8/15/2008

Gross Monthly Payment Rate		19.19%
Delinquency Rate:	30 - 59 Days	1.20%
	60 - 89 Days	0.93%
	90 + Days	2.21%

Excess Spread Analysis

Series		COMT 2001-6
Portfolio Yield		19.21%
Weighted Average Coupon		2.95%
Servicing Fee Percentage		2.00%
Net Loss Rate		5.26%

Excess Spread Percentage
	Jul-08	9.00%
	Jun-08	8.55%
	May-08	9.71%
3-Month Average Excess Spread		9.09%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank (USA), National Association as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - July 2008

Capital One Master Trust (COMT)

Series		COMT 2002-1
Size		$1,000 MM
Expected Maturity (Class A)		1/15/2009

Gross Monthly Payment Rate		19.19%
Delinquency Rate:	30 - 59 Days	1.20%
	60 - 89 Days	0.93%
	90 + Days	2.21%

Excess Spread Analysis

Series		COMT 2002-1
Portfolio Yield		19.20%
Weighted Average Coupon		2.74%
Servicing Fee Percentage		2.00%
Net Loss Rate		5.26%

Excess Spread Percentage
	Jul-08	9.20%
	Jun-08	8.78%
	May-08	9.89%
3-Month Average Excess Spread		9.29%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank (USA), National Association as the Servicer of the Capital One Master Trust.